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                         CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Transworld Healthcare Inc. 401(k) Profit Sharing Plan on
Form S-8 (File No. 333-49385) of our report dated April 7, 1998, on our audits of the financial statements and supplemental schedules of Transworld Healthcare Inc. 401(k) Profit Sharing Plan as of December 31, 1997 and
1996 and for the year ended December 31, 1997, which report is included in this Form 11-K.


                                    COOPERS & LYBRAND L.L.P.


New York, New York
May 4, 1998